Exhibit 23.1

KPMG LLP
811 Main Street
Houston, TX 77002

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 14, 2024, with respect to the consolidated financial statements of Occidental Petroleum Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas
August 2, 2024